SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2006, Dendreon Corporation (“Dendreon”) amended the Executive Employment Agreement (“Agreement”) dated December 8, 2004 with Richard F. Hamm, Jr., Dendreon’s Senior Vice President, Corporate Development, General Counsel and Secretary. In recognition of Mr. Hamm’s designation as principal financial officer in January 2006 and assumption of increased responsibilities, Dendreon’s Compensation Committee made the determination to amend the Agreement to increase Mr. Hamm’s base salary from $280,000 per year to $315,000 per year, and increase Mr. Hamm’s bonus eligibility by 10% of his base salary for the year 2006 only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D. President and Chief Executive Officer

Date: March 29, 2006